EXHIBIT 99.1

For Immediate Release:

ATS Corporation Announces Extension of Warrant Exercise Program

MCLEAN, VA — (BUSINESSWIRE) — May 2, 2008, ATS Corporation (“ATSC” or the “Company”) (OTCBB:  ATCT), a leading information technology company that delivers innovative technology solutions to government and commercial organizations, announced today that it is extending its previously announced early warrant exercise program until 5:00 p.m., Eastern Daylight Time, on May 16, 2008.  ATSC extended the offer in order to permit it to finalize its earnings release and related disclosure for the quarter ended March 31, 2008 and make that information public prior to the close of the offer.  The offer previously was scheduled to expire at 5:00 p.m., Eastern Daylight Time, on May 6, 2008.  All other terms and conditions of the offer remain unchanged.

CRT Capital Group LLC is acting as dealer manager in connection with the warrant offer.

A copy of the offering documents may be obtained from Morrow & Company, LLC, the Information Agent for the offering.  Morrow & Company’s telephone number for bankers and brokers is (800) 662-5200 and for all other security holders is (800) 607-0088.  Please contact the Information Agent with any questions regarding the offering.

This news release is neither an offer to sell nor solicitation of an offer to buy any securities.  The tender offer is being made only through an Offer Letter dated April 8, 2008 and related materials, which have been mailed to holders of ATSC warrants.  The offer is not being made to (nor will tenders be accepted from or on behalf of) holders of warrants in any jurisdiction in which the making of the offer or the acceptance thereof would not be in compliance with the securities, blue sky, or other laws of such jurisdiction.  In any jurisdiction where the securities, blue sky or other laws require the offer to be made by a licensed broker or dealer, the offer shall be deemed to be made on behalf of ATSC by one or more registered brokers or dealers licensed under the laws of such jurisdiction.  Copies of the Offer Letter, and all other tender offer documents, are filed with the U.S. Securities and Exchange Commission (the “SEC”) as exhibits to the Company’s Tender Offer Statement on Schedule TO, as amended.  These documents contain important information about the Company, the warrants, the offer and related matters.  Investors and security holders are urged to read carefully the Schedule TO and all exhibits thereto.  Investors and security holders can obtain free copies of the documents filed with the SEC by the Company through the SEC’s website at www.sec.gov.

About ATS Corporation

ATSC is a leading provider of software and systems development, systems integration, infrastructure management and outsourcing, information sharing and consulting to the Department of Defense, Federal civilian agencies, public safety and national security customers, as well as commercial enterprises.  Headquartered in McLean, Virginia, the Company has more than 750 employees at 14 locations across the country.

Safe Harbor

Any statements in this press release about future expectations, plans, and prospects for ATSC, including statements about the estimated value of the contract and work to be performed, and other statements containing the words “estimates,” “believes,” “anticipated,” “plans,” “expects,” “will,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995.

Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including:  the Company’s dependence on its contracts with federal government agencies for the majority of its revenue, the Company’s dependence on its GSA schedule contracts and its position as a prime contractor on government-wide acquisition contracts to grow its business, and other factors discussed in the Company’s latest annual report on Form 10-K filed with the Securities and Exchange Commission on March 17, 2008, as amended on March 21, 2008 and April 4, 2008.  In addition, the forward-looking statements included in this press release represent the Company’s views as of May 2, 2008.  The Company anticipates that subsequent events and developments will cause its views to change.  However, while the Company may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so.  These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to May 2, 2008.

Additional information about ATSC may be found at www.atsva.com.

Company Contact:

Joann O’Connell

Vice President, Investor Relations

ATS Corporation

(703) 506-0088